Exhibit 23.1




                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-04505 on Form S-8 and Post-Effective Amendment No. 4 to Registration Statement No. 33-84578 on Form S-8 of AK Steel Holding Corporation of our report dated January 22, 1997, appearing in the Annual Report on Form 10-K of AK Steel Holding Corporation for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the combined Reoffer Prospectus, which is part of such Registration Statements.




DELOITTE & TOUCHE LLP

Cincinnati, Ohio
December 22, 1997